Exhibit 99.1

RealPage Reports Third Quarter 2015 Financial Results

  Q3’15 total GAAP revenue of $121.6 million, representing 16 percent year-over-year growth
  Q3’15 Adjusted EBITDA of $24.2 million, margin expands over 430 basis points year-over-year
  Q3’15 Non-GAAP net income per diluted share of $0.15, representing 88 percent year-over-year growth

CARROLLTON, Texas--(BUSINESS WIRE)--November 3, 2015--RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled solutions for the multifamily, commercial, single-family and vacation rental housing industries, today announced financial results for its third quarter ended September 30, 2015.

“Financial performance for the third quarter was strong,” said Steve Winn, Chairman and CEO of RealPage. “Revenue, adjusted EBITDA, and non-GAAP net income per diluted share performance all exceeded expectations. Subscription revenue growth of 18% was driven primarily by continued demand for our Property Management, Resident Services and Asset Optimization solutions. I’m also quite pleased with the continued traction of our new Business Intelligence solutions which fueled sequential revenue growth for Asset Optimization, demonstrating that the investments made in this area are delivering results.”

“With adjusted EBITDA margin growing over 430 basis points compared to the prior year period, our focused plan to expand profit margins is achieving significant results,” said Bryan Hill, CFO and Treasurer of RealPage. “The third quarter marks the fifth consecutive quarter of sequential margin improvement. We also continue to prioritize efficient capital allocation strategies. During the quarter we repurchased approximately 800 thousand shares of our common stock, resulting in 2.5 million shares repurchased program-to-date, which we view as an appropriate use of capital with the potential for a significant return.”

Third Quarter 2015 Financial Highlights

  Total GAAP revenue of $121.6 million, an increase of 16 percent year-over-year;
  Adjusted EBITDA of $24.2 million, representing margin expansion of over 430 basis points and an increase of 48 percent year-over-year;
  Non-GAAP net income of $11.3 million, or $0.15 per diluted share, a year-over-year increase of 73 percent and 88 percent, respectively; and
  GAAP net loss of $8.2 million, or $0.11 per diluted share, compared to a GAAP net loss of $3.3 million, or $0.04 per diluted share, in the prior year quarter. In connection with the preparation of the third quarter financial statements, the company identified certain indicators of impairment for identified intangibles within its Leasing and Marketing solutions. As a result, the company has taken a non-cash, non-tax-deductible income statement charge during the third quarter to impair certain trade name intangible assets primarily related to its 2011 acquisition of Multifamily Technology Solutions, Inc. The charge is not expected to have a material impact on the company’s cash flows or liquidity nor does the company anticipate the charge to affect its ongoing business or financial performance.

Financial Outlook

RealPage management expects to achieve the following results during its fourth quarter ended December 31, 2015:

  Total revenue is expected to be in the range of $120.0 million to $122.0 million;
  Adjusted EBITDA is expected to be in the range of $24.0 million to $25.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.14 to $0.15;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 78.0 million, exclusive of any stock repurchase activity.

RealPage management expects to achieve the following results during its calendar year ended December 31, 2015:

  Total revenue is expected to be in the range of $465.2 million to $467.2 million;
  Adjusted EBITDA is expected to be in the range of $89.7 million to $90.7 million;
  Non-GAAP net income per diluted share is expected to be approximately $0.53;
  Non-GAAP tax rate is expected to be approximately 40 percent; and
  Weighted average shares outstanding are expected to be approximately 77.6 million, exclusive of any stock repurchase activity.

Please note that the above statements are forward looking and that total revenue may exclude certain adjustments and the impact of acquisitions. Actual results may differ materially. Please reference the information under the caption “Non-GAAP Financial Measures,” as well as reconciliation tables of GAAP financial measures to Non-GAAP financial measures, as set forth in this press release.

Conference Call and Webcast

The company will host a conference call on November 3, 2015 at 5:00 p.m. EST to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast on the Investor Relations section of the RealPage website. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 72154959, until November 7, 2015.

About RealPage

RealPage, Inc. is a leading provider of comprehensive property management software solutions for the multifamily, commercial, single-family and vacation rental housing industries. These solutions help property owners increase efficiency, decrease expenses, enhance the resident experience and generate more revenue. Using its innovative SaaS platform, RealPage's on demand software enables easy system integration and streamlines online property management. Its product line covers the full spectrum of property management, leasing and marketing, asset optimization, and resident services solutions. Founded in 1998 and headquartered in Carrollton, Texas, RealPage currently serves over 11,000 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit http://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking" statements relating to RealPage, Inc.'s expected, possible or assumed future results; the results of its investments in Asset Optimization; its focus on driving margin expansion; and the results of its capital allocation strategies. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as "expects," "believes," "plans," or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results upon finalizing its review of quarterly results, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in customer cancellations; (d) the inability to increase sales to existing customers and to attract new customers; (e) RealPage, Inc.'s failure to integrate acquired businesses and any future acquisitions successfully; (f) the timing and success of new product introductions by RealPage, Inc. or its competitors; (g) changes in RealPage, Inc.'s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; and (j) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission ("SEC") by RealPage Inc., including its Quarterly Report on Form 10-Q previously filed with the SEC on August 7, 2015 and its Annual Report on Form 10-K previously filed with the SEC on March 2, 2015. All information provided in this release is as of the date hereof and RealPage Inc. undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. These measures differ from traditional GAAP financial measures in that they (1) include acquisition-related and other deferred revenue adjustments; (2) exclude depreciation, loss on impairment and disposal of assets; amortization of intangible assets; stock-based compensation expenses; any impact related to the Yardi litigation (including related insurance litigation and settlement costs), collectively the “Yardi Litigation”; and acquisition related expenses (including any purchase accounting adjustments); and (3) include income taxes at a sustainable effective rate, which excludes the reversal of valuation allowances due to expected realization of deferred tax assets.

We define non-GAAP total revenue as total revenue plus acquisition-related and other deferred revenue adjustments. We also define non-GAAP on demand revenue as on demand revenue plus acquisition-related and other deferred revenue adjustments. Non-GAAP net income is defined as net (loss) income plus acquisition-related and other deferred revenue adjustments; amortization of intangible assets; stock-based compensation expense; acquisition-related expense; any impact related to the Yardi Litigation; loss on disposal and impairment of assets; and an adjustment to income tax expense (benefit) to reflect our effective tax rate. Other non-GAAP measures such as non-GAAP product development, non-GAAP sales and marketing, non-GAAP general and administrative, and non-GAAP operating expense and income exclude amortization of intangible assets; litigation-related expense; loss on disposal and impairment of assets; and stock-based compensation when calculating their composition. In addition to these adjustments, non-GAAP operating income is adjusted for acquisition-related and other deferred revenue.

Adjusted gross profit is defined as gross profit plus acquisition-related and other deferred revenue adjustments, depreciation and amortization of intangible assets, and stock-based compensation.

We define Adjusted EBITDA as net (loss) income plus acquisition-related and other deferred revenue adjustments; depreciation, asset impairment and loss on disposal of assets; amortization of intangible assets; net interest expense; income tax expense (benefit); stock-based compensation expense; any impact related to the Yardi Litigation; and acquisition-related expenses.

Non-GAAP on demand revenue per average on demand unit represents non-GAAP on demand revenue for the period presented divided by average on demand units for the same period. For interim periods, the calculation is performed on an annualized basis. We calculate average on demand units as the average of the beginning and ending on demand units for each quarter in the period presented. We monitor this metric to measure our success in increasing the number of on demand software solutions utilized by our customers to manage their rental housing units, our overall revenue and profitability.

Non-GAAP on demand annual customer value, or “ACV”, represents management's estimate of the current annual run-rate value of on demand customer relationships. ACV is calculated by multiplying ending on demand units by annualized Non-GAAP on demand revenue per average on demand unit.

We believe that the non-GAAP financial measures defined above are useful to investors and other users of our financial statements in evaluating our operating performance because they provide additional tools to compare business performance across companies and across periods. We believe that:

  these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance, facilitate period-to-period comparisons of operations and facilitate comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results;
  it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expenses and any impact related to the Yardi Litigation, from non-GAAP earnings measures, such as Adjusted EBITDA and non-GAAP net income, because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be; and
  it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of our business operations in the period of activity and associated expense.

We use the non-GAAP financial measures defined above in conjunction with traditional GAAP financial measures as part of our overall assessment of our performance; for planning purposes, including the preparation of our annual operating budget; to evaluate the effectiveness of our business strategies; and to communicate with our board of directors concerning our financial performance.

We do not place undue reliance on non-GAAP financial measures as our only measures of operating performance. Non-GAAP financial measures should not be considered as a substitute for other measures of financial performance or liquidity reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect changes in, or cash requirements for, our working capital, and they do not reflect our capital expenditures or future requirements. We compensate for the inherent limitations associated with using non-GAAP financial measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP, and reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure.

Condensed Consolidated Balance Sheets
(In thousands, except share amounts)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$18,566	$26,936
Restricted cash	94,086	85,543
Accounts receivable, less allowance for doubtful accounts of $1,926 and $2,363 at September 30, 2015 and December 31, 2014, respectively	68,460	64,845
Prepaid expenses	9,610	7,647
Deferred tax asset, net	17,635	10,996
Other current assets	2,571	1,848
Total current assets	210,928	197,815
Property, equipment and software, net	71,944	72,616
Goodwill	220,104	193,378
Identified intangible assets, net	87,287	100,085
Deferred tax asset, net	—	2,537
Other assets	5,201	5,059
Total assets	$595,464	$571,490

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,670	$14,830
Accrued expenses and other current liabilities	33,582	22,905
Current portion of deferred revenue	77,217	73,485
Customer deposits held in restricted accounts	93,956	85,489
Total current liabilities	220,425	196,709
Deferred revenue	7,107	6,903
Deferred tax liability, net	1,439	5,196
Revolving credit facility	44,000	20,000
Other long-term liabilities	10,574	13,902
Total liabilities	283,545	242,710
Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized and zero shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.001 par value: 125,000,000 shares authorized, 82,370,113 and 83,211,650 shares issued and 78,479,774 and 79,037,351 shares outstanding at September 30, 2015 and December 31, 2014, respectively	82	83
Additional paid-in capital	456,707	437,664
Treasury stock, at cost: 3,890,339 and 4,174,299 shares at September 30, 2015 and December 31, 2014, respectively	(23,496)	(33,398)
Accumulated deficit	(120,898)	(75,360)
Accumulated other comprehensive loss	(476)	(209)
Total stockholders’ equity	311,919	328,780
Total liabilities and stockholders’ equity	$595,464	$571,490

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
On demand	$116,772	$100,747	$333,872	$289,361
On premise	834	755	2,301	2,446
Professional and other	3,982	3,034	10,647	8,280
Total revenue	121,588	104,536	346,820	300,087
Cost of revenue(1)	52,879	46,311	150,160	128,353
Gross profit	68,709	58,225	196,660	171,734
Operating expense:
Product development(1)	16,858	17,528	52,919	48,310
Sales and marketing(1)	31,559	29,949	90,333	83,970
General and administrative(1)	13,424	15,443	51,797	53,191
Impairment of identified intangible assets	20,274	—	20,801	—
Total operating expense	82,115	62,920	215,850	185,471
Operating loss	(13,406)	(4,695)	(19,190)	(13,737)
Interest expense and other, net	(391)	(345)	(1,048)	(771)
Loss before income taxes	(13,797)	(5,040)	(20,238)	(14,508)
Income tax benefit	(5,605)	(1,783)	(7,120)	(4,124)
Net loss	$(8,192)	$(3,257)	$(13,118)	$(10,384)

Net loss per share
Basic	$(0.11)	$(0.04)	$(0.17)	$(0.13)
Diluted	$(0.11)	$(0.04)	$(0.17)	$(0.13)
Weighted average shares used in computing net loss per share
Basic	76,564	77,280	76,772	77,075
Diluted	76,564	77,280	76,772	77,075

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of revenue	$817	$1,141	$3,267	$3,014
Product development	1,759	2,707	7,050	6,763
Sales and marketing	3,118	3,774	10,750	10,018
General and administrative	2,975	1,914	9,599	8,999
	$8,669	$9,536	$30,666	$28,794

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(8,192)	$(3,257)	$(13,118)	$(10,384)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,913	10,962	33,787	30,533
Deferred tax benefit	(7,173)	(2,161)	(8,827)	(6,011)
Stock-based compensation	8,669	9,536	30,666	28,794
Excess tax benefit from stock options	331	—	968	—
Loss on disposal and impairment of assets	20,966	16	23,769	36
Acquisition-related contingent consideration	(3,511)	630	(3,018)	564
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(3,283)	(8,420)	4,287	6,522
Net cash provided by operating activities	19,720	7,306	68,514	50,054

Cash flows from investing activities:
Purchases of property, equipment and software	(7,476)	(9,990)	(18,553)	(29,125)
Proceeds from disposal of assets	—	—	305	—
Acquisition of businesses, net of cash acquired	—	111	(45,450)	(41,942)
Intangible asset additions	(60)	—	(231)	—
Net cash used in investing activities	(7,536)	(9,879)	(63,929)	(71,067)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(6,143)	12,440	23,563	37,160
Payments of deferred acquisition-related consideration	(875)	(3,259)	(2,109)	(4,007)
Issuance of common stock	1,431	152	2,900	5,168
Excess tax benefit from stock options	(331)	—	(968)	—
Purchase of treasury stock	(16,991)	(15,298)	(36,074)	(21,122)
Net cash (used in) provided by financing activities	(22,909)	(5,965)	(12,688)	17,199
Net decrease in cash and cash equivalents	(10,725)	(8,538)	(8,103)	(3,814)
Effect of exchange rate on cash	(31)	(9)	(267)	(18)

Cash and cash equivalents:
Beginning of period	29,322	39,217	26,936	34,502
End of period	$18,566	$30,670	$18,566	$30,670

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Non-GAAP revenue:
Revenue (GAAP)	$121,588	$104,536	$346,820	$300,087
Acquisition-related and other deferred revenue	(614)	(392)	(1,612)	725
Non-GAAP revenue	$120,974	$104,144	$345,208	$300,812

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted gross profit:
Gross profit (GAAP)	$68,709	$58,225	$196,660	$171,734
Acquisition-related and other deferred revenue	(614)	(392)	(1,612)	725
Depreciation	2,431	2,311	7,269	6,182
Amortization of intangible assets	4,052	2,982	10,142	7,852
Stock-based compensation expense	817	1,141	3,267	3,014
Adjusted gross profit	$75,395	$64,267	$215,726	$189,507

Adjusted gross profit margin	62.3%	61.7%	62.5%	63.0%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss (GAAP)	$(8,192)	$(3,257)	$(13,118)	$(10,384)
Acquisition-related and other deferred revenue	(614)	(392)	(1,612)	725
Depreciation, asset impairment and loss on disposal of assets	25,952	5,121	38,970	13,911
Amortization of intangible assets	6,927	5,857	18,586	16,658
Acquisition-related expense	(3,310)	860	(1,653)	2,098
Interest expense, net	391	349	966	780
Income tax benefit	(5,605)	(1,783)	(7,120)	(4,124)
Litigation-related expense	—	39	2	4,884
Stock-based compensation expense	8,669	9,536	30,666	28,794
Adjusted EBITDA	$24,218	$16,330	$65,687	$53,342

Adjusted EBITDA margin	20.0%	15.7%	19.0%	17.7%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP total product development:
Product development (GAAP)	$16,858	$17,528	$52,919	$48,310
Less: Loss on disposal and impairment of assets	532	—	1,333	—
Stock-based compensation expense	1,759	2,707	7,050	6,763
Non-GAAP total product development	$14,567	$14,821	$44,536	$41,547

Non-GAAP total product development as % of non-GAAP revenue:	12.0%	14.2%	12.9%	13.8%

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP total sales and marketing:
Sales and marketing (GAAP)	$31,559	$29,949	$90,333	$83,970
Less: Amortization of intangible assets	2,875	2,875	8,444	8,614
Stock-based compensation expense	3,118	3,774	10,750	10,018
Non-GAAP total sales and marketing	$25,566	$23,300	$71,139	$65,338

Non-GAAP total sales and marketing as % of non-GAAP revenue:	21.1%	22.4%	20.6%	21.7%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP total general and administrative:
General and administrative (GAAP)	$13,424	$15,443	$51,797	$53,191
Less: Loss on disposal and impairment of assets	160	16	1,635	36
Amortization of intangible assets	—	—	—	192
Acquisition-related expense	(3,310)	860	(1,653)	2,098
Litigation-related expense	—	39	2	4,884
Stock-based compensation expense	2,975	1,914	9,599	8,999
Non-GAAP total general and administrative	$13,599	$12,614	$42,214	$36,982

Non-GAAP total general and administrative as % of non-GAAP revenue:	11.2%	12.1%	12.2%	12.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP total operating expense:
Operating expense (GAAP)	$82,115	$62,920	$215,850	$185,471
Less: Loss on disposal and impairment of assets	20,966	16	23,769	36
Amortization of intangible assets	2,875	2,875	8,444	8,806
Acquisition-related expense	(3,310)	860	(1,653)	2,098
Litigation-related expense	—	39	2	4,884
Stock-based compensation expense	7,852	8,395	27,399	25,780
Non-GAAP total operating expense	$53,732	$50,735	$157,889	$143,867

Non-GAAP total operating expense as % of non-GAAP revenue:	44.4%	48.7%	45.7%	47.8%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Non-GAAP operating income:
Operating loss (GAAP)	$(13,406)	$(4,695)	$(19,190)	$(13,737)
Acquisition-related and other deferred revenue	(614)	(392)	(1,612)	725
Loss on disposal and impairment of assets	20,966	16	23,769	36
Amortization of intangible assets	6,927	5,857	18,586	16,658
Acquisition-related expense	(3,310)	860	(1,653)	2,098
Litigation-related expense	—	39	2	4,884
Stock-based compensation expense	8,669	9,536	30,666	28,794
Non-GAAP operating income	$19,232	$11,221	$50,568	$39,458

Non-GAAP operating margin	15.9%	10.8%	14.6%	13.1%

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2015	2014	2015	2014
Non-GAAP net income:
	Net loss (GAAP)	$(8,192)	$(3,257)	$(13,118)	$(10,384)

	Tax deductible items:
	Acquisition-related and other deferred revenue	(614)	(392)	(1,612)	725
	Loss on disposal and impairment of assets	20,966	16	23,769	36
	Amortization of intangible assets	6,927	5,857	18,586	16,658
	Acquisition-related expense	(3,310)	860	(1,653)	2,098
	Litigation-related expense	—	39	2	4,884
	Stock-based compensation expense	8,669	9,536	30,666	28,794
	Subtotal of tax deductible items	32,638	15,916	69,758	53,195

	Tax impact of tax deductible items(1)	(13,055)	(6,366)	(27,903)	(21,278)
	Tax (expense) benefit resulting from applying effective tax rate(2)	(86)	233	975	1,679
	Non-GAAP net income	$11,305	$6,526	$29,712	$23,212

	Non-GAAP net income per share - diluted	$0.15	$0.08	$0.38	$0.30

	Weighted average shares - basic	76,564	77,280	76,772	77,075
	Weighted average effect of dilutive securities - non-GAAP	499	494	603	727
	Non-GAAP weighted average shares - diluted	77,063	77,774	77,375	77,802

(1)	Reflects the removal of the tax benefit associated with the acquisition-related and other deferred revenue adjustment, loss on disposal and impairment of assets, amortization of intangible assets, acquisition-related expense, litigation-related expense, and stock-based compensation expense.

(2)	Represents adjusting to a normalized effective tax rate of 40%.

		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2015	2014	2015	2014
Annualized non-GAAP on demand revenue per average on demand unit:
	On demand revenue (GAAP)	$116,772	$100,747	$333,872	$289,361
	Acquisition-related and other deferred revenue	(614)	(392)	(1,612)	725
	Non-GAAP on demand revenue	116,158	100,355	332,260	290,086

	Ending on demand units	10,406	9,496	10,406	9,496
	Average on demand units	10,354	9,434	9,995	9,305

	Annualized non-GAAP on demand revenue per average on demand unit	$44.87	$42.55

	Non-GAAP on demand annual customer value(1)	$466,917	$404,055

(1)	This metric represents management's estimate of the current annual run-rate value of on demand customer relationships. This metric is calculated by multiplying ending on demand units by annualized non-GAAP on demand revenue per average on demand unit for the periods presented.

CONTACT:
RealPage, Inc.
Investor Relations:
Rhett Butler, 972-820-3773
rhett.butler@realpage.com